Exhibit 99.1

Genpact Reports Third Quarter 2025 Results
Net Revenues of $1.291 billion, Up 6.6% (6.0% constant currency)1
Advanced Technology Solutions Net Revenues2 of $311 million, Up 20.0%
Core Business Services Net Revenues2 of $980 million, Up 3.0%
Data-Tech-AI Net Revenues of $622 million, Up 9.3% (8.9% constant currency)1
Digital Operations Net Revenues of $669 million, Up 4.3% (3.4% constant currency)1
Diluted EPS of $0.83, Up 12.2%; Adjusted Diluted EPS3 of $0.97, Up 14.1%

NEW YORK, November 6, 2025 — Genpact Limited (NYSE: G), an agentic and advanced technology solutions company recognized for its deep industry knowledge, process intelligence, and last-mile expertise, today announced financial results for the third quarter ended September 30, 2025.

“We delivered strong third quarter results, above the high end of our guidance range. Revenue grew 7% year-over-year with adjusted diluted EPS up 14% year-over-year. GenpactNext continues to drive better than expected results, with another quarter of accelerating growth in Advanced Technology Solutions, up 20% year-over-year,” said Balkrishan "BK" Kalra, Genpact's President and CEO. “Genpact is defining the future of Agentic Operations, rapidly integrating Advanced Technology Solutions, and strengthening our position as an ideal partner for clients looking to lead in the age of AI.”

Key Financial Highlights – Third Quarter 2025
•Net revenues were $1.291 billion, up 6.6% year-over-year, and up 6.0% on a constant currency basis.1
◦Advanced Technology Solutions net revenues2 were $311 million, up 20.0% year-over-year, representing 24% of total net revenues.
◦Core Business Services net revenues2 were $980 million, up 3.0% year-over-year, representing 76% of total net revenues.
◦Data-Tech-AI net revenues were $622 million, up 9.3% year-over-year, and up 8.9% on a constant currency basis,1 representing 48% of total net revenues.
◦Digital Operations net revenues were $669 million, up 4.3% year-over-year, and up 3.4% on a constant currency basis,1 representing 52% of total net revenues.
•Gross profit was $470 million, up 8.9% year-over-year, with a corresponding margin of 36.4%.
•Net income was $146 million, up 9.8% year-over-year, with a corresponding margin of 11.3%.
•Income from operations was $192 million, up 5.5% year-over-year, with a corresponding margin of 14.8%.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Advanced Technology Solutions net revenues include revenues from solutions and services focused on data and AI, digital technology, advisory and agentic solutions. Core Business Services net revenues include revenues from decision support services and technology services as well as Digital Operations.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

•Adjusted income from operations was $229 million, up 7.5% year-over-year, with a corresponding margin of 17.7%.4
•Diluted earnings per share was $0.83, up 12.2% year-over-year.
•Adjusted diluted earnings per share3 was $0.97, up 14.1% year-over-year.
•Cash generated from operations was $308 million and includes a $45 million client prepayment. Cash from operations was $263 million net of the client prepayment, up 15% year-over-year.
•Genpact repurchased approximately 2.0 million common shares during the quarter for total consideration of approximately $90 million at an average price per share of $44.52.

Outlook
Genpact's outlook for the fourth quarter of 2025 is as follows:
•Net revenues in the range of $1.298 billion to $1.311 billion, representing year-over-year growth of approximately 4.0% to 5.0% as reported, or 3.3% to 4.3% on a constant currency basis.1
◦Data-Tech-AI net revenues growth of approximately 7.0% year-over-year at the midpoint of the range, or 6.5% year-over-year on a constant currency basis.1
◦Digital Operations net revenues growth of approximately 2.2% year-over-year at the midpoint of the range, or 1.3% year-over-year on a constant currency basis.1
•Gross margin of approximately 36.4%.
•Adjusted income from operations margin5 of approximately 17.4%.
•Adjusted diluted EPS6 in the range of $0.93 to $0.94.

Genpact's updated outlook for the full year 2025 is as follows:
•Net revenues in the range of $5.059 billion to $5.071 billion, representing year-over-year growth of approximately 6.1% to 6.4% as reported, or 5.9% to 6.2% on a constant currency basis,1 up from the prior guidance of approximately 4.0% to 6.0%, as reported.
◦Data-Tech-AI net revenues growth of approximately 9.2% year-over-year as reported, or 9.1% year-over-year on a constant currency basis,1 up from the previous midpoint of 7.4%, as reported.
◦Digital Operations net revenues growth of approximately 3.6% year-over-year as reported, or 3.4% year-over-year on a constant currency basis,1 up from the previous midpoint of 2.9%, as reported.
•Gross margin of approximately 36.0%, no change from the prior guidance.
•Adjusted income from operations margin5 of approximately 17.4%, no change from the prior guidance.
•Adjusted diluted EPS6 in the range of $3.60 to $3.61, up from the prior range of $3.51 to $3.58.

Third Quarter 2025 Earnings Call

Genpact's management will host a conference call on November 6, 2025, at 5:00PM ET to discuss the company's performance for the third quarter ended September 30, 2025. Participants are encouraged to register here to receive a dial-in number and unique PIN for seamless access. It is recommended to join 10 minutes before the call starts, although registration and dial-in will be available at any time. A live webcast will be available on the Genpact Investor Relations website. For those unable to attend the live call, an archived replay and transcript will be available on the website shortly after the call.
4Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.
5Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP net income margin and GAAP income from operations margin to adjusted income from operations margin is attached to this release.
6Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact
Genpact (NYSE: G) is an agentic and advanced technology solutions company. We leverage process intelligence and artificial intelligence to deliver measurable outcomes. With a strong partner ecosystem and decades of client trust, we provide innovative solutions that transform how businesses run. Powered by a team with an active learning mindset and client centricity at its core, we deliver lasting value for the world’s leading enterprises.

Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2025, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to macroeconomic uncertainty, U.S. and global trade and tariff policies and general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to develop and successfully execute our business strategies, technological innovation, including AI technology and future uses of agentic AI, generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, our ability to protect our and our clients' data from security incidents or cyberattacks, the economic and other impacts of geopolitical conflicts and any related sanctions and other measures that have been or may be implemented or imposed in response thereto, as well as any potential expansion or escalation of existing conflicts or economic disruption beyond their current scope, a slowdown in the economies and sectors in which our clients operate, a slowdown in the sectors in which we operate, the risks and uncertainties arising from our past and future acquisitions or divestitures, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, our ability to effectively execute our tax planning strategies, claims and lawsuits, including by clients, employees or other third parties, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Investor.Relations@genpact.com

Media	PublicRelations@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2024	As of September 30, 2025
Assets
Current assets
Cash and cash equivalents	$648,246	$740,763
Short-term investments	23,359	—
Accounts receivable, net of allowance for credit losses of $12,094 and $25,241 as of December 31, 2024 and September 30, 2025, respectively	1,198,606	1,280,938
Prepaid expenses and other current assets	209,893	190,791
Total current assets	$2,080,104	$2,212,492

Property, plant and equipment, net	207,943	180,654
Operating lease right-of-use assets	182,190	180,332
Deferred tax assets	269,476	253,980
Intangible assets, net	26,950	71,369
Goodwill	1,669,769	1,783,800
Contract cost assets	200,900	204,138
Other assets, net of allowance for credit losses of $7,320 and $8,294 as of December 31, 2024 and September 30, 2025, respectively	349,821	477,387
Total assets	$4,987,153	$5,364,152

Liabilities and equity
Current liabilities
Short-term borrowing	—	—
Current portion of long-term debt	26,173	375,871
Accounts payable	36,469	34,790
Income taxes payable	35,431	54,071
Accrued expenses and other current liabilities	812,994	945,438
Operating leases liability	52,672	51,471
Total current liabilities	$963,739	$1,461,641

Long-term debt, less current portion	1,195,267	827,046
Operating leases liability	153,587	154,401
Deferred tax liabilities	15,908	16,488
Other liabilities	269,041	360,046
Total liabilities	$2,597,542	$2,819,622

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 174,661,943 and 172,409,091 issued and outstanding as of December 31, 2024 and September 30, 2025, respectively	1,740	1,718
Additional paid-in capital	1,945,261	1,991,774
Retained earnings	1,236,696	1,373,512
Accumulated other comprehensive income (loss)	(794,086)	(822,474)
Total equity	$2,389,611	$2,544,530

Total liabilities and equity	$4,987,153	$5,364,152

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2024	2025	2024	2025
Net revenues	$1,210,949	$1,291,257	$3,518,398	$3,760,601
Cost of revenue	779,511	821,601	2,274,104	2,411,883
Gross profit	$431,438	$469,656	$1,244,294	$1,348,718
Operating expenses:
Selling, general and administrative expenses	243,315	262,105	717,988	769,582
Amortization of acquired intangible assets	6,495	8,285	19,980	16,922
Other operating (income) expense, net	(22)	7,624	(5,561)	7,468
Income from operations	$181,650	$191,642	$511,887	$554,746
Foreign exchange gains, net	1,133	3,678	4,424	5,343
Interest income (expense), net	(12,387)	(12,785)	(36,167)	(37,716)
Other income (expense), net	5,091	6,817	14,128	18,940
Income before income tax expense	$175,487	$189,352	$494,272	$541,313
Income tax expense	42,669	43,521	122,517	131,913
Net income	$132,818	$145,831	$371,755	$409,400
Earnings per common share
Basic	$0.75	$0.84	$2.07	$2.35
Diluted	$0.74	$0.83	$2.06	$2.31
Weighted average number of common shares used in computing earnings per common share
Basic	177,595,400	173,576,957	179,221,213	174,572,169
Diluted	179,714,223	176,104,577	180,854,682	177,197,356

GENPACT LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine months ended September 30,
	2024	2025
Operating activities
Net income	$371,755	$409,400
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	51,830	52,004
Amortization of debt issuance costs	1,749	1,665
Amortization of acquired intangible assets	19,980	16,922
Write-down of property, plant and equipment	—	710
Write-down of operating right-of-use assets	—	7,024
Allowance for credit losses	12,395	18,208
Unrealized (gain)/loss on revaluation of foreign currency assets/liabilities	(7,909)	4,000
Stock-based compensation expense	47,276	64,055
Deferred tax expense	14,509	11,729
Others, net	386	280
Change in operating assets and liabilities:
Increase in accounts receivable	(95,790)	(80,303)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(5,752)	(71,083)
Increase in accounts payable	(8,021)	(236)
Increase (Decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(5,056)	73,036
Increase in income taxes payable	14,825	18,750
Net cash provided by operating activities	$412,177	$526,161
Investing activities
Purchase of property, plant and equipment	(63,049)	(60,544)
Payment for internally generated intangible assets (including intangibles under development)	(1,787)	(6,125)
Payment for business acquisitions, net of cash acquired	—	(80,384)
Proceeds from sale of property, plant and equipment	128	58
Proceeds from maturity of short-term investments	—	23,359
Net cash used for investing activities	$(64,708)	$(123,636)
Financing activities
Repayment of finance lease obligations	(8,238)	(6,552)
Payment of debt issuance and refinancing costs	(4,123)	—
Proceeds from long-term debt	400,000	—
Repayment of long-term debt	(26,500)	(19,875)
Proceeds from short-term borrowings	50,000	85,000
Repayment of short-term borrowings	(60,000)	(85,000)
Proceeds from issuance of common shares under stock-based compensation plans	12,170	14,347
Payment for net settlement of stock-based awards	(21,307)	(31,829)
Dividend paid	(81,768)	(88,701)
Payment for stock repurchased and retired (including expenses related to stock repurchased)	(167,656)	(183,020)
Net cash (used for) provided by financing activities	$92,578	$(315,630)
Net increase in cash and cash equivalents	440,047	86,895
Effect of exchange rate changes	(1,070)	5,622
Cash and cash equivalents at the beginning of the period	583,670	648,246
Cash and cash equivalents at the end of the period	$1,022,647	$740,763
Supplementary information
Cash paid during the period for interest	$39,180	$37,571
Cash paid during the period for income taxes, net of refund	$77,983	$98,742

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact's GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact's acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact's management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact's operating results to those of its competitors. For the same reasons, since April 2016, Genpact's management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact's management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 "Compensation-Stock Compensation," Genpact's management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact's operating results and those of other companies.

Additionally, in its calculations of non-GAAP financial measures, Genpact's management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses from GAAP income from operations, because management believes that the Company's results after taking into account these adjustments more accurately reflect the Company's ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact's management adds back adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact's management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company's reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2024 and 2025:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2024	2025	2024	2025
Net income	$132,818	$145,831	$371,755	$409,400
Foreign exchange (gains), net	(1,133)	(3,678)	(4,424)	(5,343)
Interest (income) expense, net	12,387	12,785	36,167	37,716
Income tax expense	42,669	43,521	122,517	131,913
Stock-based compensation expense	19,726	22,221	47,276	64,055
Amortization of acquired intangible assets	6,494	8,227	19,963	16,860
Acquisition-related expenses	—	—	—	1,310
Adjusted income from operations	$212,961	$228,907	$593,254	$655,911
Net income margin	11.0%	11.3%	10.6%	10.9%
Adjusted income from operations margin	17.6%	17.7%	16.9%	17.4%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2024	2025	2024	2025
Income from operations	$181,650	$191,642	511,887	$554,746
Stock-based compensation expense	19,726	22,221	47,276	64,055
Amortization of acquired intangible assets	6,494	8,227	19,963	16,860
Other income (expense), net	5,091	6,817	14,128	18,940
Acquisition-related expenses	—	—	—	1,310
Adjusted income from operations	$212,961	$228,907	$593,254	$655,911
Income from operations margin	15.0%	14.8%	14.5%	14.8%
Adjusted income from operations margin	17.6%	17.7%	16.9%	17.4%

Reconciliation of Diluted EPS to Adjusted Diluted EPS7
(Per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2025	2024	2025
Diluted EPS	$0.74	$0.83	$2.06	$2.31
Stock-based compensation expense	0.11	0.13	0.26	0.36
Amortization of acquired intangible assets	0.04	0.05	0.11	0.10
Acquisition related expenses	—	—	—	0.01
Tax impact on stock-based compensation expense	(0.02)	(0.02)	(0.03)	(0.07)
Tax impact on amortization of acquired intangible assets	(0.01)	(0.01)	(0.03)	(0.02)
Adjusted diluted EPS	$0.85	$0.97	$2.37	$2.68

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2025:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin8

Year ending December 31, 2025
Net income margin	10.8%
Estimated interest (income) expense, net	1.0%
Estimated income tax expense	3.5%
Foreign exchange (gains), net	(0.1)%
Estimated stock-based compensation expense	1.7%
Estimated amortization of acquired intangible assets	0.5%
Acquisition-related expenses	—%
Adjusted income from operations margin	17.4%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin8

Year ending December 31, 2025
Income from operations margin	14.8%
Estimated stock-based compensation expense	1.7%
Estimated amortization of acquired intangible assets	0.5%
Estimated other income (expense), net	0.4%
Adjusted income from operations margin	17.4%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Year ending December 31, 2025
	Lower	Upper
Diluted EPS	$3.09	$3.10
Estimated stock-based compensation expense	0.50	0.50
Estimated amortization of acquired intangible assets	0.14	0.14
Estimated acquisition expense	0.01	0.01
Estimated tax impact on stock-based compensation expense	(0.09)	(0.09)
Estimated tax impact on amortization of acquired intangible assets	(0.04)	(0.04)
Adjusted diluted EPS	$3.60	$3.61

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the quarter ending December 31, 2025:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin9

Quarter ending December 31, 2025
Net income margin	10.5%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.4%
Estimated stock-based compensation expense	1.8%
Estimated amortization of acquired intangible assets	0.5%
Adjusted income from operations margin	17.4%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin9

Quarter ending December 31, 2025
Income from operations margin	14.8%
Estimated stock-based compensation expense	1.8%
Estimated amortization of acquired intangible assets	0.5%
Estimated other income (expense), net	0.2%
Adjusted income from operations margin	17.4%
Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9
(Per share data)

	Quarter ending December 31, 2025
	Lower	Upper
Diluted EPS	$0.78	$0.80
Estimated stock-based compensation expense	0.14	0.14
Estimated amortization of acquired intangible assets	0.04	0.04
Estimated tax impact on stock-based compensation expense	(0.02)	(0.02)
Estimated tax impact on amortization of acquired intangible assets	(0.01)	(0.01)
Adjusted diluted EPS	$0.93	$0.94
9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

Net Revenues from Advanced Technology Solutions and Core Business Services10
(In thousands)

	Three months ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Advanced Technology Solutions	$236,102	$257,161	$248,124	$243,326
Core Business Services	$853,217	$848,363	$887,668	$902,927
Total	$1,089,319	$1,105,524	$1,135,792	$1,146,253

	Three months ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Advanced Technology Solutions	$239,849	$249,461	$259,184	$280,639
Core Business Services	$891,388	$926,750	$951,766	$968,102
Total	$1,131,237	$1,176,212	$1,210,949	$1,248,741

	Three months ended
	March 31, 2025	June 30, 2025	September 30, 2025
Advanced Technology Solutions	$277,627	$292,655	$310,986
Core Business Services	$937,299	$961,763	$980,271
Total	$1,214,926	$1,254,418	$1,291,257
10 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.